EXHIBIT A
POWER OF ATTORNEY
     Each of the undersigned entities and individuals (collectively, the “Reporting Persons”) hereby authorizes and designates Benchmark Capital Management Co. VI, L.L.C. or such other person or entity as is designated in writing by Steven M. Spurlock (the “Designated Filer”) as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the “Act”) and the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the “Exchange Act”) (collectively, the “Reports”) with respect to each Reporting Person’s ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the “Companies”).
     Each Reporting Person hereby further authorizes and designates Steven M. Spurlock (the “Authorized Signatory”) to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.
     The authority of the Designated Filer and the Authorized Signatory under this Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person’s ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person’s responsibilities to comply with the Act or the Exchange Act.

February 12, 2009	BENCHMARK CAPITAL MANAGEMENT CO. VI, L.L.C., a Delaware Limited Liability Company
	By:	/s/ Steven M. Spurlock
Steven M. Spurlock,
Managing Member

February 12, 2009	BENCHMARK CAPITAL PARTNERS VI, L.P., a Delaware Limited Partnership By: Benchmark Capital Management Co. VI, L.L.C., a Delaware Limited Liability Company Its General Partner
	By:	/s/ Steven M. Spurlock
Steven M. Spurlock,
Managing Member

February 12, 2009

By:	/s/ Alexandre Balkanski
Alexandre Balkanski

February 12, 2009

By:	/s/ Matthew R. Cohler
Matthew R. Cohler

February 12, 2009

By:	/s/ Bruce W. Dunlevie
Bruce W. Dunlevie

February 12, 2009

By:	/s/ Peter H. Fenton
Peter H. Fenton

February 12, 2009

By:	/s/ J. William Gurley
J. William Gurley

February 12, 2009

By:	/s/ Kevin R. Harvey
Kevin R. Harvey

February 12, 2009

By:	/s/ Robert C. Kagle
Robert C. Kagle

February 12, 2009

By:	/s/ Mitchell H. Lasky
Mitchell H. Lasky

February 12, 2009

By:	/s/ Steven M. Spurlock
Steven M. Spurlock